UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐   Preliminary Information Statement

☐   Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒   Definitive Information Statement

BONANZA OIL & GAS, INC.

(Name of Registrant as Specified In Its Charter)

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(1)	Title of each class of securities to which transaction applies:

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(2)	Aggregate number of securities to which transaction applies:

Not Applicable

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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BONANZA OIL & GAS, INC.
3417 Mercer, Suite E
Houston, TX 77027

                                                 January 6, 2010

To the Stockholders of Bonanza Oil & Gas, Inc.

The purpose of this information statement is to inform you that on December 3, 2009, the Board of Directors (the “ Board of Directors ”) of Bonanza Oil & Gas, Inc. (the “ Company ”) approved and recommended that the Company’s charter be amended (i) that the Company’s Articles of Incorporation be amended to increase the Company’s authorized shares of common stock to1,500,000,000 shares from 60,000,000 which will be increased to 120,000,000 shares on January 20,2010 (the effective date of a planned forward split) shares (the “Increase”); and (ii) approved, recommended and authorized the creation of 10,000,000 shares of Series D Preferred Shares, which shall be blank check preferred shares, and 10,000,000 shares of Series E Preferred Shares, which shall be blank preferred shares (the “Preferred Creation”).
On December 3, 2009, the holders of a majority of the outstanding shares of voting capital stock of the Company executed a written consent adopting and approving the Increase and the Preferred Creation (the “Written Consent”).  Pursuant to the provisions of the Nevada Revised Statutes (the “NRS”) and the Company’s Articles of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Increase and the Preferred Creation by written consent in lieu of a meeting, provided that notice of such action is given to the other shareholders of the Company.  This written consent assures that the Increase and the Preferred Creation will occur without your vote.  Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of the action.  This notice, which is being sent to all holders of record on December 302009 (the “Record Date”), is intended to serve as the information statement required by the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

The date of this information statement is January 6, 2010.  This information statement was mailed on or about January 6, 2010

By order of the Board of Directors

By:	/s/ William Wiseman
William Wiseman
Chief Executive Officer

INTRODUCTION

We are sending you this information statement to inform you of the adoption of the Increase and the Preferred Creation on or about December 3, 2009, by a majority of the shareholders of the Company’s issued and outstanding common stock pursuant to a written consent in lieu of a special meeting.  The purpose of the Increase and the Preferred Creation are to: (i) increase the Company’s authorized shares of common stock to one billion five hundred million (1,500,000,000) shares, and (ii) authorize ten million (10,000,000) shares of Series D preferred shares and ten million (10,000,000) Series E preferred shares, both being blank check preferred shares.  The Certificate of Amendment to the Company’s Articles of Incorporation is attached hereto as Exhibit A.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the actions to be taken by the Written Consent will not become effective until 20 calendar days after the mailing of this Information Statement.  The Board of Directors is not soliciting your proxy in connection with the adoption of the Increase and the Preferred Creation and proxies are not being requested from shareholders.  The date on which this information statement is first being sent to shareholders is on or about January 6, 2010.

The Company is distributing this information statement to its shareholders in full satisfaction of any notice requirements it may have under the Exchange Act and/or the Nevada Revised Statutes.  No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the NRS, are afforded to the Company’s shareholders as a result of the adoption of the Increase and the Preferred Creation.

Expenses in connection with the distribution of this information statement will be paid by the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

QUESTIONS AND ANSWERS ABOUT THE INCREASE AND THE PREFERRED CREATION

Q.	Why did I receive this information statement?

A.
Applicable laws require us to provide you information regarding the Increase and the Preferred Creation even though your vote is neither required nor requested for the Increase and the Preferred Creation to become effective.

Q.	What will I receive if the Increase And the Preferred Creation are completed?

A.	Nothing. The Increase and the Preferred Creation will only modify the Company’s Articles of Incorporation.

Q.	When do you expect the Increase and the Preferred Creation to become effective?

A.
The Increase and the Preferred Creation will become effective upon the filing of the amendment to the Articles of Incorporation with the Nevada Secretary of State.  We expect to file the amendment to the Articles of Incorporation with the Nevada Secretary of State at least 20 days after this information statement has been sent to you.

Q.	Why am I not being asked to vote?

A.
The holders of a majority of the issued and outstanding shares of common stock have already approved the Increase and the Preferred Creation pursuant to a written consent in lieu of a meeting.  Such approval, together with the approval of the Company’s Board of Directors, is sufficient under Nevada law, and no further approval by our shareholders is required.

Q.	What do I need to do now?

A.	Nothing. This information statement is purely for your information and does not require or request you to do anything.

Q.	Whom can I contact with questions?

A.	If you have any questions about the Increase and the Preferred Creation , please contact Robert Teague, our Vice President Operations at 3417 Mercer, Suite E, Houston, TX 77027.

VOTE REQUIRED; MANNER OF APPROVAL

Approval of an amendment or restatement to the current Articles of Incorporation of the Company under the NRS requires the affirmative vote of the holders of a majority of the voting power of the Company. The Company has common stock and Series A Preferred Stock outstanding (see “Description of Securities”).

Section 78.320 of the NRS provides, in substance, that, unless the Company’s Articles of Incorporation provide otherwise, shareholders may take action without a meeting of shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting.  Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

In accordance with the NRS, the affirmative written consent to the Increase and the Preferred Creation by holders of at least a majority of the outstanding shares of voting stock of the Company has been obtained.  As a result, no additional vote or proxy is required by the shareholders to approve the adoption of the Increase and the Preferred Creation.

Under Rule 14c-2 promulgated under the Exchange Act, the Increase and the Preferred Creation cannot take effect until 20 days after this Information Statement is first sent to the Company’s shareholders, currently anticipated to be on or about January 26, 2010.  The amendment to the Company’s Articles of Incorporation approving the Increase and the Preferred Creation will become effective upon its filing with the Secretary of State of the State of Nevada, which is anticipated to be on or about January 6, 2010.

PURPOSE AND EFFECT OF THE INCREASE AND THE PREFERRED CREATION

Introduction

On December 3, 2009, and subject to approval of shareholders, the Board of Directors, believing it to be in the best interests of our Company and its shareholders, authorized an amendment of our charter (i) that the Company’s Articles of Incorporation be amended to increase the Company’s authorized shares of common stock to 1,500,000,000 shares from 120,000,000 shares and (ii) approved, recommended and authorized the creation of 10,000,000 shares of Series D Preferred Shares, which shall be blank check preferred shares, and 10,000,000 shares of Series E Preferred Shares, which shall be blank preferred shares.  This summary is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Articles of Incorporation of the Company which appears as Exhibit A to this information statement.

Increase in Authorized Common stock of the Company

As of December 3, 2009, a total of 44,936,017 shares of our currently authorized 60,000,000 which will be increased to 120,000,000 shares on January 20, 2010 (the effective date of a planned forward split) shares of common stock were issued and outstanding and 5,000,000 shares of Series A Preferred Stock are outstanding.  The number of authorized, non-designated shares of common stock available for issuance by our Company in the future has been reduced, and our Company’s flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of common stock has been severely diminished.

The increase in the number of authorized but unissued shares of common stock and preferred stock would enable our Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.  Due to the current state of the U.S. and international capital markets, we anticipate that we will need to issue a significant number of shares of common stock, preferred stock, or securities convertible into or exercisable for shares of common stock or preferred stock to raise financing in 2010 to meet our working capital needs.  In addition, the authorization of additional shares of common stock and preferred stock will provide our Company with the flexibility to seek additional capital through equity financings in a competitive environment from time to time in the future and to use equity, rather than cash, to complete acquisitions, from time to time in the future.

Issuance by our Company of any additional shares of common stock or preferred stock would dilute both the equity interests and the earnings per share of existing holders of the common stock and preferred stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of common stock and preferred stock will have voting and other rights identical to those of the currently authorized shares of common stock and preferred stock.  However, the increase could have a dilutive effect on the voting power of existing shareholders.

In addition to financing purposes, we could also issue shares of common stock or preferred stock that may make more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means.  When, in the judgment of our Board of Directors, this action will be in the best interest of the shareholders and our Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our Company.  Such shares also could be privately placed with purchasers favorable to our Board of Directors in opposing such action.  The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts.  The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the shareholders of our Company.  The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board of Directors by diluting the number or rights of shares held by individuals seeking to control our Company by obtaining a certain number of seats on the Board of Directors.

Except for shares reserved under our current financing arrangements previously granted stock rights there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock or preferred stock which are to be authorized.

Creation of Blank Check Preferred Stock

The amendment to our Articles of Incorporation authorizing Preferred Creation will create 10,000,000 Series D and 10,000,000 Series E authorized shares of "blank check" preferred stock.  The proposed amendment to our Articles of Incorporation authorizing the Preferred Creation appears in Exhibit A to this information statement.  The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Certificate of Amendment to the Articles of Incorporation as set forth in Exhibit A.

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue additional preferred stock to investors. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over the common stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Certificate of Amendment will create 10,000,000 D and 10,000,000 Series E authorized shares of “blank check” preferred stock for us to issue.

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of which are determined by our Board of Directors upon issuance.  The authorization of such blank check preferred stock would permit our Board of Directors to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of our Certificate of Amendment to the Articles of Incorporation and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders.  Our Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of our Company and our shareholders.  The amendment to the Articles of Incorporation would give our Board of Directors flexibility, without further shareholder action, to issue additional preferred stock on such terms and conditions as the Board of Directors deems to be in the best interests of our Company and our shareholders.

The amendment to the Articles of Incorporation will provide our Company with increased financial flexibility in meeting future capital requirements.  It will allow additional preferred stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose.  It is anticipated that such purposes may include exchanging preferred stock for common stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by our Company, or issuance as part or all of the consideration required to be paid by our Company for acquisitions of other businesses or assets.

Issuance by our Company of additional preferred stock could dilute both the equity interests and the earnings per share of existing holders of the common stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of preferred stock could also have voting superior to the common stock, and therefore would have a dilutive effect on the voting power of existing shareholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company.  Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means.  Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally.

While the Increase and the Preferred Creation may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by the Increase and the Preferred Creation outweighs any disadvantages. To the extent that the Increase and the Preferred Creation may have anti-takeover effects, the Increase and the Preferred Creation may encourage persons seeking to acquire our Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the shareholders' interests.

There are currently no plans, arrangements, commitments or understandings for the issuance of shares of preferred stock.

 THE INCREASE AND THE PREFERRED CREATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE INCREASE AND THE PREFERRED CREATION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE INCREASE AND THE PREFERRED CREATION THAT WILL OCCUR AND TO PROVIDE YOU WITH INFORMATION ABOUT THE INCREASE AND THE PREFERRED CREATION AND THE BACKGROUND OF THESE TRANSACTIONS.

DESCRIPTION OF SECURITIES

General

As of the Record Date, the Company’s authorized capital consists of 60,000,000 which will be increased to 120,000,000 shares on January 20, 2010 (the effective date of a planned forward split) shares of common stock, with a par value of $0.001 per share.  As of the date of the Written Consent, there were 44,936,017 shares of common stock issued and outstanding.

Common stock

The following is a summary of the material rights and restrictions associated with the Company’s capital stock.  This description does not purport to be a complete description of all of the rights of shareholders and is subject to, and qualified in its entirety by, the provisions of the Company’s most current Articles of Incorporation and bylaws.

The holders of shares of common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of common stock, including the election of directors.  Holders of common stock do not have cumulative voting rights in the election of directors.  Holders of the Series A Preferred Stock are entitled to vote 10 shares for each one share of Series A Preferred held.  Pursuant to the provisions of Section 78.320 of the NRS and the Company’s bylaws, a majority of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the shareholders of the Company in order to constitute a valid quorum for the transaction of business.  Actions taken by shareholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action.  Certain fundamental corporate changes such as the sale of substantially all of the Company’s assets, mergers, or amendment to the Company’s Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote (see “Vote Required; Manner of Approval”).  Holders of common stock do not have any pre-emptive rights to purchase shares in any future issuances of Common stock or any other securities.  There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and non-assessable.

The holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by the Company’s Board of Directors, from funds legally available for that purpose.  In the event of the liquidation, dissolution or winding up of the affairs of the Company, all of the Company’s assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of Common stock.

There are no dividend restrictions that limit the Company’s ability to pay dividends on shares of common stock in the Company’s Articles of Incorporation or bylaws.  Section 78.288 of Chapter 78 of the NRS prohibits the Company from declaring dividends where, after giving effect to the distribution of the dividend: (a) the Company would not be able to pay its debts as they become due in the usual course of business; or (b) except as may be allowed by the Company’s Articles of Incorporation, the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

OUTSTANDING SECURITIES AND VOTING RIGHTS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 3, 2009:

•	by each person who is known by us to beneficially own more than 5% of our common stock;
•	by each of our officers and directors; and

•	by all of our officers and directors as a group

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

William Wiseman c/o Bonanza Oil & Gas, Inc. 3000 Richmond Avenue, Suite 400 Houston, Texas 77098	2,624,501	(2)	5.8%

Robert Teague c/o Bonanza Oil & Gas, Inc. 3000 Richmond Avenue, Suite 400 Houston, Texas 77098	2,698,501		6.0%

Lucas Energy, Inc. c/o Bonanza Oil & Gas, Inc. 3000 Richmond Avenue, Suite 415 Houston, Texas 77098	3,666,700		8.2%

Directors and Executive Officers as a Group (2 persons)	5,323,002	(2)	11.8%

(1)
Gives effect to the shares of Common Stock issuable upon the exercise of all options, warrants and convertible securities exercisable within 60 days of December 3, 2009, and other rights beneficially owned by the indicated stockholders on that date. Shares of Common Stock issuable pursuant to warrants or options or upon conversion of convertible securities, to the extent such warrants, options or convertible securities are currently exercisable or convertible within 60 days of December 3, 2009, are treated as outstanding for computing the ownership percentage of the person holding such securities, but are not treated as outstanding for computing the ownership percentage of any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Unless otherwise indicated, the persons in the table have sole voting and sole investment control with respect to all shares beneficially owned. Percentage ownership is calculated based on 44,936,017 shares of Common Stock outstanding as of December 3, 2009. All information is based upon information furnished by the persons listed or otherwise available to the Company.

(2)	Includes 137,500 shares issuable upon the exercise of exercisable warrants outstanding.

INTEREST OF CERTAIN PERSONS
IN OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director of the Company.  No director of the Company opposed the proposed actions taken by the Company set forth in this Information Statement.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it.  It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.  Additional copies of this Information Statement may be obtained at no charge by written request to our Vice President of Operations.

MISCELLANEOUS

One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders sharing such address.  Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the shareholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the shareholder can notify us that the shareholder wishes to receive a separate copy of this Information Statement or other communications to the shareholder in the future.   In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices or by mail.

The Company files annual, quarterly and current reports, proxy statements, and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS OF BONANZA OIL & GAS, INC.

By:	/s/ William Wiseman
William Wiseman
Chief Executive Officer

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 Telephone (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

USE BLACK INK ONLY- DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICER USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390- After Issuance of Stock)

1. Name of Corporation:

Bonaza Oil & Gas, Inc

2. The articles have been amended as follows (provide article numbers, if available):

Article IV is restated as follows: The total authorized capital stock of  the corporation shall be as follow:

One billion five hundred million (1,500,000,000) shares of Class A Common Stock  of the Par Value of $0.001 all of which shall be entitled to voting power.

Five million (5,000,000) authorized Series A Preferred Shares with a par value of $0.001 and such other terms as determined by the board of Directors of the corporation prior to their issuance.

(See Exhibit A)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required to the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:    52.7%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required). ______/s/____________________________________________________________________________________________________________

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised 3-6-09

EXHIBIT A

Each Series A Preferred Share shall have voting rights and shall carry a voting weight equal to ten (10) Common Shares.  Each Series A Preferred Share may be converted into ten (10) Common Shares upon approval by the Board of Directors of the corporation.

Five million (5,000,000) authorized Series B Preferred Shares with a par value of $0.001 per share and such other terms as may be determined prior to their issuance by the Board of Directors. Each Series B Preferred Share shall have voting rights and shall carry a voting weight equal to two (2) Common
Shares.  Each Series B Preferred Share may be converted into two (2) Common Shares upon approval by the Board of Directors.

Five million (5,000,000) authorized Series C Preferred Shares with a par value of $0.001 per share and such other terms as may be determined by the Board of Directors prior to their issuance. No Series C Preferred Share shall have voting rights.

Ten million (10,000,000) authorized Series D Preferred Shares with a par value of $0.001 per share and such other terms as may be determined by the Board of Directors prior to their issuance. The Board of Directors is authorized, subject to limitations prescribed in this Article, to provide for the issuance of the shares of blank check Series D Preferred Stock, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Ten million (10,000,000) authorized Series E Preferred Shares with a par value of $0.001 per share and such other terms as may be determined by the Board of Directors prior to their issuance. The Board of Directors is authorized, subject to limitations prescribed in this Article, to provide for the issuance of the shares of blank check Series E Preferred Stock, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.